Exhibit 99.1

PAR TO LAUNCH COMMON STOCK RIGHTS OFFERING ON JULY 22, 2014 TO RAISE APPROXIMATELY $100 MILLION

Houston, Texas; July 21, 2014: Par Petroleum Corporation (OTCQB: “PARR”) announced today that it intends to launch its previously announced registered rights offering on July 22, 2014. The Company intends to raise approximately $100 million of gross proceeds from the rights offering and plans to use the net proceeds from the rights offering to finance potential acquisitions, including the previously announced pending acquisition of Koko’oha Investments, Inc., and for general corporate purposes, including working capital.

In the rights offering, each holder of the Company’s common stock as of the close of business on the record date of July 21, 2014 will be issued, at no charge, one transferable subscription right for each whole share of common stock owned by that stockholder on the record date. Each subscription right will entitle the holder thereof to purchase 0.21 of a share of the Company’s common stock at $16.00 per whole share (subject to rounding down to avoid the issuance of fractional shares) (the “basic subscription privilege”). The rights offering will also include an oversubscription privilege, which will entitle stockholders who exercise all of their subscription rights in the basic subscription privilege the right to purchase additional shares of the Company’s common stock in the rights offering, subject to availability and pro rata allocation of shares among rights holders exercising such oversubscription privilege. No fractional shares of common stock will be issued in the rights offering. The subscription rights will expire if they are not exercised by 5:00 p.m. New York City time on August 13, 2014 (unless extended).

The rights offering will be made solely by means of a prospectus supplement meeting the requirements of the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (“SEC”) in connection with the Company’s registration statement on Form S-3 which became effective on July 7, 2014. Additional information regarding the rights offering will be set forth in the prospectus supplement to be filed with the SEC.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF PAR PETROLEUM CORPORATION, NOR SHALL THERE BE ANY OFFER, SOLICITATION OR SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION. ANY SUCH OFFER, SOLICITATION OR SALE WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

About Par

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products through Texadian Energy. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Forward-Looking Statements

This press release includes information that constitutes forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: our ability to successfully complete the rights offering; our ability to successfully complete the pending acquisition of Koko’oha Investments, integrate it into our operations and realize the anticipated benefits from the acquisition; our ability to identify all potential risks and liabilities in our due diligence of Koko’oha Investments and its business; any unexpected costs or delays in connection with the pending acquisition of Koko’oha Investments; the volatility of crude oil and refined product prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, as amended. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121